SUB-ITEM 77Q1(E)

New Investment Advisory Agreement

The Investment Advisory Agreement dated August 18, 2016 by and between MFS Series Trust X, on behalf of its series MFS Blended Research Mid Cap Equity Fund, and Massachusetts Financial Services Company, is contained in Post-Effective Amendment No. 124 the Registration Statement for MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on September 27, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

Amendment to Investment Advisory Agreement

An Amendment dated September 28, 2016, to the Investment Advisory Agreement, dated January 1, 2002, by and between MFS Series Trust X, on behalf of its series MFS Emerging Markets Equity Fund, MFS International Growth Fund and MFS International Value Fund, and Massachusetts Financial Services Company, is contained in Post-Effective Amendment No. 126 the Registration Statement for MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on November 22, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.